                                                                     Exhibit 4.3

                              ASSIGNMENT AGREEMENT

     This  ASSIGNMENT  AGREEMENT made this 29th day of June, 2006 by and between
CORNELL CAPITAL PARTNERS,  LP, a Delaware limited  partnership with an office at
101 Hudson Street,  Suite 3700,  Jersey City, New Jersey 07302 (the "ASSIGNOR"),
CEPTOR  CORPORATION,  a Delaware  corporation  (the  "COMPANY") and THE LONGVIEW
FUND, LP organized and existing  under the laws of California  with an office at
600 Montgomery Street, 44th Floor San Francisco,  CA 94111  ("LONGVIEW"),  ALPHA
CAPITAL   AKTIENGESELLSCHAFT   organized   and   existing   under  the  laws  of
Liechtenstein with an office at Pradafant 7 9490 Furstentums Vaduz, Lichtenstein
("ALPHA"),  Ellis International  Ltd.,  organized and existing under the laws of
Panama with an office at 53rd Street  Urbanizacion  Obarrio  Swiss  Tower,  16th
Floor, Panama,  Republic of Panama ("ELLIS") and Momona Capital Corp., organized and existing  under the laws of the State of New York with an office at 3 Martha
Road, Monsey, New York ("MOMONA") (collectively, the "ASSIGNEES"):

                                   WITNESSETH

     WHEREAS,  CEPTOR CORPORATION  (herein the "COMPANY") issued to the Assignor on December 9, 2005, a Convertible  Debenture  (herein referred to as "DEBENTURE
NO. 1") in an amount of ONE  MILLION  DOLLARS  ($1,000,000.00),  of which  SEVEN
HUNDRED  THOUSAND  DOLLARS  ($700,000.00)  remains unpaid and  unconverted,  and accruing interest at the rate of eight percent (8%) per annum; and issued to the
Assignor on December 28, 2005, a Convertible  Debenture  (herein  referred to as
"DEBENTURE NO. 2") in an amount of ONE MILLION DOLLARS ($1,000,000.00), of which the full amount remains  unpaid and  unconverted,  and accruing  interest at the rate of eight percent (8%) per annum.

     WHEREAS,  the Assignor desires to assign the unpaid and unconverted amounts of both  Debenture No. 1 and Debenture  No. 2  (collectively  referred to as the
"DEBENTURES") to the Assignees in the respective amounts set forth on Schedule A attached  hereto,  or the aggregate  sum of ONE MILLION  SEVEN HUNDRED  THOUSAND
DOLLARS  ($1,700,000.00)  of such  Debentures  to  Assignees  as well as and all rights and benefits conferred therein, and the Assignees desire to purchase such portion of the  Debentures  in the  respective  amounts  set forth on Schedule A attached  hereto and all  rights  and  benefits  conferred  therein  for a total purchase price of ONE MILLION NINE HUNDRED FOURTEEN  THOUSAND ONE HUNDRED EIGHTY
THOUSAND DOLLARS AND EIGHTY TWO CENTS ($1,914,180.82) (the "PURCHASE PRICE"), of
which ONE MILLION  EIGHT HUNDRED  THIRTY-SIX  THOUSAND  DOLLARS  ($1,836,000.00)
(representing  One Million Seven Hundred  Thousand Dollars  {$1,700,000}  plus a premium of eight  percent {8%},  or the sum of One Hundred  Thirty-Six  Thousand
Dollars  {$136,000})  is being  paid in  consideration  for the  principal,  and
SEVENTY-EIGHT   THOUSAND  ONE  HUNDRED  EIGHTY  DOLLARS  AND  EIGHTY  TWO  CENTS
($78,,180.82) is being paid in consideration for accrued interest; and

     WHEREAS,  the Company,  in  consideration  of the  Assignor's  agreement to assign such unpaid and  unconverted  amounts of the Debentures to the Assignees, has  agreed  to issue  to the  Assignor  a  Warrant  to  purchase  five  million
(5,000,000)  shares of the Company's  common stock at a price of $0.25 per share
(the  "WARRANT").  The Warrant shall be issued to the Assignor upon execution of this  Assignment,  and  deemed  earned  at such  time as the  Purchase  Price is received by the Assignor.

     NOW, THEREFORE, for and in consideration of the Purchase Price and Warrant, receipt of which is hereby  acknowledged,  and in further  consideration  of the mutual covenants hereinafter set forth, the parties hereby agree as follows:

     1.   Assignor does hereby assign, transfer and set over to Assignees, their successors and assigns, all of its rights, benefits conferred, title, interests, and obligations  pursuant to the Debentures,  including  Interest  accrued there under, and the Transaction Documents,  as this term is defined in the Securities
Purchase  Agreement  dated  December 9, 2005 by and between the Assignor and the
Company (the  "SECURITIES  PURCHASE  AGREEMENT"),  including  but not limited to
ability  to  collected   Liquidated   Damages,  as  defined  in  the  Investor's
Registration Rights Agreement dated December 9, 2005 by and between the Assignor and the Company (the "INVESTOR'S REGISTRATION RIGHTS AGREEMENT");

     2.   Assignor warrants, represents and covenants that:

          (a) the copies of the Debentures  attached hereto are true and correct copies of the original Debentures;

          (b) the  Assignor is the sole and  absolute  owner of the  Debentures, free of all claims, encumbrances and security interests of every nature;

          (c)  the  Assignor  has  not   heretofore   assigned  or  pledged  the
Debentures, or any interest therein;

          (d) Liquidated  Damages have not accrued or are due and outstanding as of the date hereof.

          (d) the Assignor  shall,  simultaneously  upon receipt of the Purchase
Price, file appropriate UCC-3 amendments (the "UCC-3"), a copy of which shall be provided  to the  Assignees  prior  to  filing,  to the  filed  UCC-1  Financing
Statement filed with Delaware  Department of State on December 12, 2205 File No.
53836906 (the "UCC-1") to transfer its security interest to the Assignees.

     3. The Company warrants, represents and covenants that:

          (a) the  representations  and warranties set forth in the  Transaction
Documents  are true and correct in all material  respects as of the date hereof, except as same may have been amended,  updated or  supplemented in the documents filed with and referred to in the Company's  Form 8-k filed on June 7, 2006. The
Company has performed,  satisfied and complied in all material respects with the
obligations  and  covenants,   agreements  and  conditions  of  the  Transaction
Documents.

          (b) that the Debentures and the obligations  there under and under the
Transaction  Documents  are in full  force  and  effect  and that no  Events  of
Default, as this term is defined in the Debentures, currently exist.

          (c) contemporaneously with the execution of this Agreement the Company shall  reissue to the  Assignees  the  Debentures  in the  respective  names and amounts  outlined  in  Schedule  A  attached  hereto as well as  re-execute  the
Irrevocable  Transfer Agent  Instructions  dated December 9, 2005 by and between the Assignor and the Company (the "IRREVOCABLE  TRANSFER AGENT INSTRUCTIONS") or
such  other  Transaction  Documents  as  may  be  reasonably  requested  by  the
Assignees.

          (d) upon the assignment contemplated herein but in no event later than
July  10,  2006  ,  the  Company  shall  file  a  post-effective   amendment  to
Registration  Statement No. 333-130746  currently on file with the United States
Securities and Exchange Commission (the "REGISTRATION  STATEMENT") and any other such  documents as may be required or  reasonably  requested by the Assignees in order to indicate that Assignees are the new selling  shareholders of the shares issuable upon conversion of the Debentures  which shall cause such  Registration
Statement to remain effective and current for the public sale of the registrable securities.

          (e)  the  maximum  conversion  price  of the  Debentures,  subject  to adjustment as stated therein, as of the date of this Assignment is Fifteen Cents
($0.15).

     4.   The Assignees  hereby assume all rights,  benefits  conferred,  title, interests, and obligations, representations,  warranties, and covenants pursuant to the Debentures and the Transaction Documents;

     5.   The  Company  hereby   acknowledges  and  consents  to  the  Assignees
assumption of all rights, benefits conferred, title, interests, and obligations, representations,  warranties,  and covenants  pursuant to the Debentures and the
Transaction  Documents  including  but not  limited to  registration  rights and indemnification rights, and the Company will comply with the covenants set forth therein and perform its obligations thereunder.

     6.   The Company and the Assignees agree that the following language in the
Convertible  Debentures  shall be deleted in its entirety and except as provided herein all of the terms and conditions  contained  herein shall remain unchanged and in full force and effect.  All provisions in the Convertible  Debentures and any  amendments,  schedules or exhibits  thereto in conflict  with this deletion shall be and hereby are changed to conform to this amendment.

        RIGHT OF  REDEMPTION.  The  Obligor at its option  shall have the right, with three (3) business  days advance  written  notice (the  "REDEMPTION
        NOTICE"),  to redeem a portion  or all  amounts  outstanding  under this
        Debenture  prior to the Maturity  Date.  If the Closing Bid Price of the
        Obligor's  Common Stock, as reported by Bloomberg,  LP, is less than the
        Fixed Price at the time of the Redemption  Notice, the Obligor shall pay an amount equal to the principal amount being redeemed plus a redemption premium  equal to  eight  percent  (8%) of the  principal  amount  being redeemed  ("REDEMPTION  PREMIUM"),  and accrued interest,  (collectively referred to as the "REDEMPTION AMOUNT").

        In the event the  Closing  Bid Price of the  Obligor's  Common  Stock is
        above the Fixed Price at the time of a Redemption Notice the Obligor can redeem fifty percent (50%) of the principal  amounts  outstanding  under this Debenture at the Redemption  Amount and the remaining fifty percent
        (50%) at the  greater of (i) the  Redemption  Amount and (ii) the market value of this  Debenture's  underlying  common  stock on an as converted basis  utilizing the Closing Bid Price of the Company's  Common Stock on
        the day of the Redemption Notice.

        The Obligor  shall  deliver to the Holder the  Redemption  Amount on the third (3rd) business day after the Redemption Notice.

        Notwithstanding the foregoing, in the event that the Obligor has elected to redeem a portion of the  outstanding  principal  amount  and  accrued interest  under this  Debenture the Holder shall be permitted to convert all or any portion of this Debenture  during such three (3) business day period.

        In the event the  Obligor  exercises  a  redemption  of either  all or a portion of the outstanding  principal  amounts plus accrued interest due and  outstanding  under this  debenture as outlined  herein,  the Holder shall receive a warrant to purchase twenty five thousand (25,000) shares of the  Company's  Common Stock for every One Hundred  Thousand  Dollars
        ($100,000)  redeemed,  pro rata.  (the  "WARRANT")  The Warrant shall be exercisable  on a "cash basis" and have an exercise price of one hundred five  percent  (105%) of the Closing Bid Price of the  Obligor's  Common
        Stock on the Closing Date, as quoted by  Bloomberg,  LP, per share.  The
        Warrant shall have  "piggy-back"  registration  rights and shall survive for three (3) years from the Closing Date.

     7.   Notices hereunder shall be given in writing by certified or registered mail, return receipt  requested,  addressed to such addresses as the parties may designate.

     8.   This  assignment  is binding  upon the  successors  and assigns of the parties hereto.

     9.   This  assignment  shall be effective  upon  Assignor's  receipt of the
Purchase  Price and  Warrant.  This  assignment  and  acceptance  of same may be executed in one or more counterparts, each of which shall be deemed an original, but  all of  which  together  shall  constitute  one and  the  same  instrument.
Confirmation  of  execution  by telex or by  telecopy  or telefax of a facsimile signature page shall be binding upon that party so confirming.

     10.  This Agreement may be executed in identical counterparts, all of which shall be considered one and the same  agreement and shall become  effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile  transmission,  the party using  such  means of  delivery  shall  cause an  additional  original  executed signature  pages to be  physically  delivered to the other party within five (5)
days of the execution and delivery hereof, though failure to deliver such copies shall not affect the validity of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Assignor has executed this Assignment Agreement on the day and year first above written.

                                      THE ASSIGNOR:

                                      CORNELL CAPITAL PARTNERS, LP
                                      By:   Yorkville Advisors LLC
                                      Its:  General Partner

                                      By:  /s/ Mark A. Angelo
                                          -----------------------------
                                      Name: Mark A. Angelo
                                      Its:  President & Portfolio Manager

                            ACCEPTANCE OF ASSIGNMENT

         The  undersigned,  being  the  Assignees  set  forth  above,  do hereby acknowledge and accept the foregoing Assignment on this 29th day of June, 2006.

                                      ASSIGNEES:

                                      THE LONGVIEW FUND, LP
                                      By: Viking Asset Management LLC
                                          Its:  Investment Manager

                                      By: /s/ S. Michael Rudolph
                                          -----------------------------
                                      Name: S. Michael Rudolph
                                      Its:  Chief Financial Officer

                                      ALPHA CAPITAL AKTIENGESELLSCHAFT

                                      By:
                                          -----------------------------
                                      Name:
                                      Its:

                                      ELLIS INTERNATIONAL LTD.

                                      By:
                                          -----------------------------
                                      Name:
                                      Its:

                                      MOMONA CAPITAL CORP.

                                      By:
                                          -----------------------------
                                      Name:
                                      Its:

                              CONSENT TO ASSIGNMENT

         The undersigned, being the Company set forth above, does hereby consent to  the  foregoing  Assignment  and  by  its  signature  below  acknowledges  it obligation  thereunder,  including the obligation to issue the Warrant,  on this
29th day of June, 2006.

                                      CEPTOR CORPORATION

                                      By: /s/ Donald W. Fallon
                                          -----------------------------
                                      Name: Donald W. Fallon
                                      Its:  Senior Vice President,
                                            Finance and Administration,
                                            Chief Financial Officer

                                                             EXHIBIT "A"

                                                         SCHEDULE OF BUYERS

                                               Address/Facsimile            Amount of               Purchase
    Name                                        Number of Buyer            Subscription              Price
    ----                                        ---------------           -------------    ----------------------------

The Longview Fund, LP                600 Montgomery Street, 44th Floor     $   700,000     $794,290.41        (Includes
                                                                                           Interest of $38,290.41 and a
                                                                                           Redemption     Premium    of
                                                                                           $56,,000)

                                                                           $   400,000     $447,956.16        (Includes
                                                                                           Interest of $15,956.16 and a
                                                                                           Redemption     Premium    of
                                                                                           $32,000)

                                     San  Francisco,  CA  94111
                                     Fax: (415) 981-5301

Alpha Capital Aktiengesellschaft     Pradafant 7                           $   300,000     $335,967.12        (Includes
                                                                                           Interest of $ 11,967.12  and
                                                                                           a   Redemption   Premium  of
                                                                                           $24,000)

                                     9490   Furstentums
                                     Vaduz,   Lichtenstein   Fax:
                                     011-42-32323196

Ellis International Ltd.             c/o SDC Capital                       $   200,000     $223,978.08        (Includes
                                                                                           Interest of $7,978.08  and a
                                                                                           Redemption     Premium    of
                                                                                           $16,000)
                                     20 East Sunrise Highway Suite
                                     302
                                     Valley Stream, NY 11581
                                     Fax: (516) 887-8990

Momona Capital Corp.                 3 Martha Road                         $   100,000     $111,989.04        (Includes
                                                                                           Interest of $3,989.04  and a
                                                                                           Redemption     Premium    of
                                                                                           $8,000)

                                     Monsey,   New  York
                                     Fax: (212) 586-8244

* INTEREST IS CALCULATED THROUGH JUNE 28, 2006